UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 6, 2004

IPC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82540	74-3022102

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

88 Pine Street, Wall Street Plaza, New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212)-825-9060

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURE
EX-99.1: PRESS RELEASE

ITEM 5. OTHER EVENTS

     On January 6, 2004, IPC Acquisition Corp., through its subsidiary IPC Information Systems, LLC, announced it acquired Gains International Asia Holdings Limited from GS Capital Partners 2000, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. for a total purchase price of $15.5 million in cash and debt assumption.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press release of IPC Acquisition Corp. dated January 6, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPC Acquisition Corp.

Dated: January 7, 2004	By:	/s/ Timothy Whelan

Timothy Whelan Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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